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FEBRUARY 15, 1997

                             EXHIBIT A
                              TO THE
       DO&EO JOINT INSUREDS AGREEMENT DATED DECEMBER 31, 1995

     For Policy Period, 12:01 a.m., February 15, 1997, through 12:01 a.m., February 15, 1998.

PARTY                                        PREMIUM          %
-----                                      ----------      ------
FBL Investment Advisory Services, Inc. ..  $ 8,826.00       50.62

FBL Marketing Services, Inc. ............    2,943.00       16.88

FBL Variable Insurance Series Fund ......    1,645.70        9.44

FBL Series Fund, Inc. ...................    3,480.67       19.96

FBL Money Market Fund, Inc. .............      540.63        3.10
                                           ----------      ------
                                           $17,436.00      100.00
                                           ----------      ------
                                           ----------      ------

Attest:                                 FBL INVESTMENT ADVISORY SERVICES, INC.

/s/ Dennis M. Marker                    By: /s/ Richard D. Warming
-------------------------------             ----------------------------------
Secretary: Dennis M. Marker                 Richard D. Warming


Attest:                                 FBL MARKETING SERVICES, INC.

/s/ Dennis M. Marker                    By: /s/ Timothy J. Hoffman
-------------------------------             ----------------------------------
Secretary: Dennis M. Marker                 Timothy J. Hoffman


Attest:                                 FBL VARIABLE INSURANCE FUND

/s/ Richard D. Harris                   By: /s/ Edward M. Wiederstein
-------------------------------             ----------------------------------
Secretary: Richard D. Harris                Edward M. Wiederstein


Attest:                                 FBL SERIES FUND, INC.

/s/ Richard D. Harris                   By: /s/ Edward M. Wiederstein
-------------------------------             ----------------------------------
Secretary: Richard D. Harris                Edward M. Wiederstein


Attest:                                 FBL MONEY MARKET FUND, INC.

/s/ Richard D. Harris                   By: /s/ Edward M. Wiederstein
-------------------------------             ----------------------------------
Secretary: Richard D. Harris                Edward M. Wiederstein